UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 4)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	22-3672377
(State of incorporation or organization)	(IRS Employer Identification No.)

968 Albany Shaker Road Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 4 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Plug Power Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on June 24, 2009, as amended by the Amendment No. 1 to Form 8-A filed by the Company with the SEC on May 6, 2011, the Amendment No. 2 to Form 8-A filed by the Company with the SEC on March 19, 2012 and the Amendment No. 3 to Form 8-A filed by the Company with the SEC on March 26, 2012 (including the exhibits thereto, the “Form 8-A”). Capitalized terms used without definition herein shall have the meaning set forth in the Shareholder Rights Agreement, dated June 23, 2009 (as amended, the “Rights Agreement”), between the Company and Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), as rights agent.

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

Amendment to Rights Agreement

On February 12, 2013, the Board of Directors of the Company approved an Amendment No. 4 to Shareholder Rights Agreement (the “Amendment No. 4”). The Amendment No. 4 amends the Rights Agreement to provide that, generally, any beneficial ownership of shares of our common stock by any investor acquiring shares of our common stock pursuant to the February 2013 underwritten public offering with Roth Capital Partners as managing underwriter (the “Offering”) will not cause the preferred stock purchase rights to become exercisable under the Rights Agreement, so long as any such investor and its affiliates and associates do not at any time beneficially own shares of our common stock equaling or exceeding one-half percent more than the percentage of the then outstanding shares of common stock beneficially owned by such investor and its affiliates and associates immediately following the closing of the Offering. The Amendment No. 4 also provides that any beneficial ownership of shares of our common stock by affiliates and associates of AWM Investments Company, including but not limited to Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., and Special Situations Private Equity Fund, L.P., or SSF collectively, will not cause the preferred stock purchase rights to become exercisable under the Rights Agreement, so long as SSF and its affiliates and associates do not at any time beneficially own shares of our common stock equaling or exceeding three percent more than the percentage of the then outstanding shares of common stock beneficially owned by SSF and its affiliates and associates immediately following the closing of the Offering.

Miscellaneous

The Rights Agreement, the Amendment No. 1 to Shareholder Rights Agreement, the Amendment No. 2 to Shareholder Rights Agreement, the Amendment No. 3 to Shareholder Rights Agreement and the Amendment No. 4 to Shareholder Rights Agreement are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 respectively, to this Amendment No. 4 to Form 8-A and are incorporated herein by reference. The above description of the material terms of the Amendment No. 4 as they relate to the Rights Agreement is qualified in its entirety by reference to such exhibits.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 from the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.1	Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.2	Amendment No. 1, effective as of May 6, 2011, to Shareholder Rights Agreement by and between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.3	Amendment No. 2, effective as of March 16, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2012).

4.4	Amendment No. 3, effective as of March 23, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2012).

4.5	Amendment No. 4, effective as of February 12, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Plug Power Inc.

Date: February 13, 2013	By:	/s/ Andrew Marsh
	Name:	Andrew Marsh
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.1	Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 24, 2009).

4.2	Amendment No. 1, effective as of May 6, 2011, to Shareholder Rights Agreement by and between Plug Power Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.3	Amendment No. 2, effective as of March 16, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2012).

4.4	Amendment No. 3, effective as of March 23, 2012, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2012).

4.5	Amendment No. 4, effective as of February 12, 2013, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 from the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2013).

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